SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 9, 2012

Anpulo Food, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-54216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hangkonglu, Xiangfengzhen, Laifengxian, Hubei China
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 718 628 8576

Europa Acquisition VII, Inc. 100 Europa Drive, Suite 455 Chapel Hill, North Carolina 27517
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 9, 2012, the board of directors and a majority of the shareholders of the Company approved the name change of the Company from Europa Acquisition VII, Inc. to Anpulo Food, Inc. and an increase in authorized shares of common stock par value $0.001 from one hundred million (100,000,000) to one billion (1,000,000,000) shares and an increase in preferred stock par value $0.001 from ten million (10,000,000) to five hundred million (500,000,000) shares. On February 10, 2012, the Company amended Article 1 of its Articles of Incorporation to change the Company’s name to Anpulo Food, Inc. and to increase the authorized common and preferred shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anpulo Food, Inc.

By:	/s/ Wenping Luo
Name :	Wenping Luo
Title :	President, Chief Executive Officer

Dated: February 16, 2012